Exhibit 10.1


                               ------------------
                               PURCHASE AGREEMENT
                               ------------------

                                  BY AND AMONG

                                  ZENGEN, INC.
                                  ZENSANO, INC.

                                       AND

                          GUM TECH INTERNATIONAL, INC.


                          DATED AS OF DECEMBER 5, 2001

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

Article 1      DEFINITIONS AND INTERPRETATION..................................1

        1.1    Definitions.....................................................1

        1.2    Interpretation and Usage........................................6

        1.3    Schedules and Exhibits..........................................8

Article 2      PURCHASE AND SALE...............................................8

        2.1    Purchase and Sale of Zensano Interest...........................8

        2.2    Purchase Price..................................................8

        2.3    Payment of Purchase Price.......................................8

        2.4    Acceleration of Deferred Payments...............................9

        2.5    Conditional Supplement to Purchase Price on Gel Tech Sale.......9

        2.6    Limitation on Acceleration of Payments and Supplement to
               Purchase Price..................................................9

        2.7    Conditional Supplement to Purchase Price on Acquisition
               of Buyer.......................................................10

        2.8    Security Agreement.............................................10

        2.9    Closing........................................................11

        2.10   Determination of Net Sales Surplus Share and Net Sales
               Royalty........................................................11

Article 3      REPRESENTATIONS AND WARRANTIES OF SELLERS......................12

        3.1    Incorporation and Authority of Sellers.........................12

        3.2    Organization and Authority of the Company......................12

        3.3    No Conflict....................................................13

        3.4    Consents and Approvals.........................................13

        3.5    Solvency.......................................................13

        3.6    Title to Zensano Interest......................................13

        3.7    Absence of Certain Changes and Events..........................13

        3.8    Compliance with Laws; Certain Regulatory Matters...............14

        3.9    Permits........................................................14

        3.10   Intellectual Property Rights...................................14

        3.11   Title to Company Assets........................................16

        3.12   Non-Competition................................................16

        3.13   Contracts......................................................16

        3.14   Status of Contracts............................................17

                                TABLE OF CONTENTS
                                   (CONTINUED)

                                                                            Page
                                                                            ----

        3.15   The Facility...................................................17

        3.16   Legal Actions..................................................18

        3.17   Environmental Compliance.......................................18

        3.18   Taxes..........................................................19

        3.19   Employees......................................................19

        3.20   Labor Matters..................................................20

        3.21   Employee Benefit Matters.......................................20

        3.22   Compliance With Foreign Corrupt Practices Act and Export
               Control and Anti-Boycott Laws..................................21

        3.23   No Material Adverse Change.....................................22

        3.24   Ability to Complete............................................22

        3.25   Brokers........................................................22

        3.26   Disclosure.....................................................22

Article 4      REPRESENTATIONS AND WARRANTIES OF BUYER........................22

        4.1    Incorporation and Authority of Buyer...........................22

        4.2    No Conflict....................................................23

        4.3    Consents and Approvals.........................................23

        4.4    Brokers........................................................23

        4.5    Investment Purpose in Acquiring Zensano Interest...............23

        4.6    Ability to Complete............................................23

        4.7    No Knowledge of Breach by Sellers of Representation
               or Warranty....................................................23

        4.8    No Agreement for Sale..........................................23

Article 5      COVENANTS......................................................24

        5.1    Public Announcements...........................................24

        5.2    Treatment of Confidential Information..........................24

        5.3    Cooperation and Exchange of Information........................24

        5.4    Conveyance Taxes...............................................25

        5.5    Further Action.................................................25

        5.6    Termination of International Distribution Agreement............25

        5.7    Change of Gel Tech Entity Names................................25

                                TABLE OF CONTENTS
                                   (CONTINUED)

                                                                            Page
                                                                            ----

Article 6      INDEMNIFICATION................................................25

        6.1    Survival of Representations and Warranties.....................25

        6.2    Indemnification by Sellers.....................................25

        6.3    Supplemental Indemnification by Sellers........................26

        6.4    Indemnification by Buyer.......................................26

        6.5    Notice of, Defense and Settlement of Actions...................27

        6.6    Claims Threshold...............................................28

        6.7    Limit on Liability of Indemnifying Party(ies)..................28

        6.8    Claim Period; Survival.........................................28

        6.9    Limitation on Indemnity Award..................................28

        6.10   Buyer Set-Off Against Future Payment Obligations...............29

Article 7      MISCELLANEOUS..................................................30

        7.1    Entire Agreement...............................................30

        7.2    No Waiver, Discharge...........................................30

        7.3    Joint Preparation; Interpretation..............................30

        7.4    Modification and Amendment.....................................31

        7.5    Notices........................................................31

        7.6    Expenses.......................................................32

        7.7    Dates and Times................................................32

        7.8    Governing Law..................................................32

        7.9    Forum for Disputes.............................................32

        7.10   Specific Performance...........................................32

        7.11   Successors and Assigns.........................................33

        7.12   Third Party Benefit............................................33

        7.13   Severability...................................................33

        7.14   Counterparts...................................................33

                               PURCHASE AGREEMENT

     This PURCHASE AGREEMENT is dated as of December 5, 2001, by and among Zengen, Inc., a California corporation ("ZENGEN") and Zensano, Inc., a California corporation ("ZENSANO" and, together with Zengen, "Sellers") and Gum Tech International, Inc., a Utah corporation ("BUYER").

                                   BACKGROUND

     Buyer holds a sixty percent (60%) ownership interest in Gel Tech, L.L.C., an Arizona limited liability company (the "COMPANY") and Zengen holds an indirect forty percent (40%) ownership interest in the Company (the "ZENSANO INTEREST") through its wholly-owned subsidiary, Zensano.

     Sellers wish to sell to Buyer, and Buyer wishes to purchase from Sellers, the Zensano Interest upon the terms and subject to the conditions set forth in this Agreement.

     NOW THEREFORE THIS AGREEMENT WITNESSES that, in consideration of the mutual representations, warranties, covenants and agreements contained herein, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

                                    ARTICLE 1
                         DEFINITIONS AND INTERPRETATION

     1.1 DEFINITIONS. As used in this Agreement, except as otherwise expressly set forth herein or unless the context otherwise requires, the following terms will have the meanings set forth below:

     "ACTION"  means  any  claim,  action,  suit,  litigation,   arbitration  or
mediation,   or  any  judicial  or   quasi-judicial   inquiry,   proceeding   or
investigation by or before any Governmental Authority.

     "AFFILIATE" means, with respect to any specified Person, any other Person that directly, or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such specified Person.

     "ANNUAL FINANCIAL STATEMENTS" means the audited consolidated financial statements of Buyer for the fiscal year ended December 31, 2001.

     "BUSINESS" means the business conducted by the Company of researching, developing, producing, manufacturing, marketing and selling, or causing the research, development, production, manufacture, marketing and sale, of innovative non-prescription nasal gel technologies, delivery systems for bioactive compounds and homeopathic products, including, without limitation, Zicam(TM) Cold Remedy, Zicam(TM) Allergy Relief and related products, all as detailed in the IP Development and License Agreement.

     "BUSINESS DAY" means any day that is not a Saturday, Sunday or other day on which banks are required or authorized by law to be closed in Phoenix, Arizona or Woodland Hills, California.

     "BUYER INDEMNIFIED PARTY" has the meaning set forth in SECTION 6.2.

     "BUYER LOSSES" has the meaning set forth in SECTION 6.2.

     "CLOSING" has the meaning set forth in SECTION 2.9.

     "CLOSING DATE" has the meaning set forth in SECTION 2.9.

     "CODE" means the Internal Revenue Code of 1986, as amended.

     "COMPANY" has the meaning set forth in the "Background" section of this Agreement.

     "CONFIDENTIALITY AND NON-COMPETITION AGREEMENT" means the Confidentiality and Non-Competition Agreement in the form of EXHIBIT C hereto.

     "CONTRACTS" has the meaning set forth in SECTION 3.13.

     "DEED OF ASSIGNMENT AND TRANSFER" means the Deed of Assignment and Transfer in the form of EXHIBIT D hereto for the assignment and transfer by Zensano to Buyer of the Zensano Interest.

     "ENCUMBRANCE" means any security interest, pledge, mortgage, lien, charge, community property interest, voting trust, assessment, condition, equitable interest, option, right of first refusal, restriction on title or adverse claim of any kind.

     "ENVIRONMENTAL HEALTH AND SAFETY LIABILITIES" means any and all costs, damages, expenses, penalties, fines, assessments, liabilities, obligations and other responsibilities arising from or under any Environmental Law or
Occupational Safety and Health Law, including, without limitation, those consisting of or relating to:

          (a) any environmental, health or safety matter or condition (including on-site or off-site contamination, occupational safety and health and regulation of any chemical substance or product);

          (b) financial responsibility under any Environmental Law or Occupational Safety and Health Law for cleanup costs or corrective action, including, without limitation, any investigation, assessment, review or analysis and any cleanup, removal, containment or other remedial or response action ("CLEANUP") required by any Environmental Law or Occupational Safety and Health Law (whether or not such Cleanup has been required or requested by any Governmental Authority or any other Person) and for any natural resource damages; and

          (c) any other compliance, corrective or remedial measure required under any Environmental Law or Occupational Safety and Health Law.

     The terms "removal," "remedial" and "response action" include the types of activities covered by the United States Comprehensive Environmental Response, Compensation and Liability Act of 1980 (codified in scattered sections of 26 U.S.C., 33 U.S.C., 42 U.S.C. and 42 U.S.C.ss.9601 ET SEQ.).

     "ENVIRONMENTAL  LAW"  means any Law  (including,  without  limitation,  any lawful requirement of any competent Governmental Authority) governing or relating to (i) the protection of the environment, public health, occupational health and safety, (ii) regulation of Hazardous Materials and environmental contamination, or (iii) the storage, manufacture, disposal, treatment, generation, use, transport, remediation, Release into the environment of, or the exposure to, Hazardous Materials, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (codified in scattered sections of 26 U.S.C., 33 U.S.C., 42 U.S.C. and 42 U.S.C.ss.9601 ET SEQ.), the Resource Conservation and Recovery Act of 1976 (42 U.S.C. ss.6901 ET. SEQ.), the Hazardous Materials Transportation Act (49 U.S.C.ss.5191 ET. SEQ.), the Toxic Substances Control Act (15 U.S.C.ss.2601 ET. SEQ.), the Clean Air Act (33 U.S.C.ss.1251 ET. SEQ.), the Clean Air Act (42 U.S.C.ss.7401 ET. SEQ.), the Safe Drinking Water Act (21 U.S.C.ss.349; 42
U.S.C.ss.300f ET. SEQ.), the National Environmental Policy act of 1969 (42 U.S.C.ss.3421), the Superfund Amendment and Reauthorization Act of 1986 (codified in scattered sections of 10 U.S.C., 29 U.S.C., 33 U.S.C. and 42 U.S.C.), and Title III of the Superfund Amendment and Reauthorization Act (40 U.S.C.ss.1101 ET. SEQ.) all as the same may be subsequently amended.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and the regulations and rules promulgated pursuant to such statute.

     "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

     "FACILITY" means the real property and all improvements thereon currently leased by the Company pursuant to that certain Lease dated for reference October 26, 1998 between Warren G. Bradley and the Company, as amended and extended.

     "GAAP" means United States generally accepted accounting principles and practices as in effect from time to time and applied consistently throughout the periods involved.

     "GOVERNMENTAL AUTHORITY" means any federal, state, regional, district or local government (domestic or foreign) and each department, commission, board, bureau, or other agency or political subdivision thereof, any Person exercising executive, legislative, regulatory or administrative functions of, or pertaining to, any such government and any court, tribunal, judicial, quasi-judicial or arbitration body.

     "GOVERNMENTAL ORDER" means any order, writ, judgment, injunction, decree, stipulation, determination or award entered by or with any Governmental Authority.

     "HAZARDOUS MATERIAL" means any flammable, explosive, radioactive, toxic, poisonous, corrosive or carcinogenic substance, material or waste or any substance or material defined as or included in the definition of "hazardous substance," "hazardous waste," "hazardous material," "toxic substance,"
"extremely hazardous substance," "restricted hazardous waste" or words of similar import, now or subsequently regulated in any way under any applicable Law (including, without limitation, any Environmental Law), including without limitation, petroleum-based products, paints, solvents, lead, cyanide, DDT, printing inks, acids, pesticides, ammonia compounds and other chemical products, asbestos, polychlorinated biphenyls, and urea formaldehyde foam insulation.

     "INDEMNIFIED PARTY" has the meaning set forth in SECTION 6.5(A).

     "INDEMNIFYING PARTY" has the meaning set forth in SECTION 6.5(A).

     "INDEPENDENT ACCOUNTANTS" has the meaning set forth in SECTION 2.10(D).

     "INTELLECTUAL PROPERTY" means any and all United States and foreign patents and patent applications, trade names, trademarks, service marks and registrations thereof and applications therefor, copyrights and copyright registrations and applications therefor, discoveries, inventions, ideas, concepts, technology, know-how, trade secrets, processes, formulas, drawings, designs, Software and internet web sites and domain names.

     "INTELLECTUAL PROPERTY ASSETS" means all Intellectual Property owned or licensed (as licensee) by the Company or in which the Company otherwise has a proprietary interest, including, without limitation:

          (a) the Company's name, all assumed  fictional  business names,  trade
     names,   registered  and  unregistered   trademarks   (including,   without
     limitation, "Zicam"(TM)), service marks and applications;

          (b) all Intellectual Property and appurtenant rights described in the IP Development and License Agreement that are referred to therein as being owned by, assigned to or licensed to the Company; and

          (c) all rights in internet web sites and internet domain names presently used by the Company.

     "INTERNATIONAL DISTRIBUTION AGREEMENT" means the International Distribution Agreement dated effective June 14, 2000 between Buyer and Zengen.

     "IP  DEVELOPMENT  AND LICENSE  AGREEMENT"  means that certain  Intellectual
Property Development and License Agreement dated effective May 21, 1999 among Buyer, Zensano (then named Bio-Delivery Technologies, Inc.) and the Company, a copy of which is attached hereto as EXHIBIT E.

     "LAW" means any federal, state, local, municipal or international statute, law, ordinance, regulation, rule, code, Governmental Order, or other requirement or rule of law, including common law.

     "MATERIAL ADVERSE EFFECT" means, with regard to the Company or the Business, any event, occurrence, fact, condition, change or effect that individually or in the aggregate with similar events, occurrences, facts, conditions, changes or effects will or can be reasonably expected to result in a cost, expense, charge, liability, loss of revenue or diminution in value to or of the Company or the Business equal to or greater than One Thousand Dollars ($1,000).

     "NET SALES" means, for any given fiscal period of the Company, sales reported by the Company in accordance with GAAP, which are calculated as gross sales revenue less (i) returns and allowances, (ii) early pay discounts, (iii) slotting allowances, (iv) promotional allowances, (v) sales discounts, and (vi) freight billed.

     "NET SALES ROYALTY" has the meaning set forth in SECTION 2.2(C).

     "NET SALES SURPLUS SHARE" has the meaning set forth in SECTION 2.2(B).

     "OCCUPATIONAL SAFETY AND HEALTH LAW" means any Law designed to provide safe and healthful working conditions and to reduce occupational safety and health hazards, including, without limitation, the Occupational Safety and Health Act (29 U.S.C. ss. 651 ET. SEQ.), and any program, whether governmental or private (such as those promulgated or sponsored by industry associations and insurance companies), designed to provide safe and healthful working conditions.

     "PARTY" means each party to this Agreement, and "PARTIES" means two or more of such parties, as the context of such reference requires.

     "PERMITTED ENCUMBRANCES" means (i) liens for Taxes not yet payable, (ii) liens for Taxes, the validity of which is being contested in good faith and by appropriate Action if adequate reserves with respect thereto are maintained on the books of the Company in accordance with GAAP, and (iii) liens for Taxes reserved against in the Company's balance sheet prepared for the period ended September 30, 2001, to the extent so reserved.

     "PERSON" means any individual, partnership, firm, corporation, limited liability company, association, trust, unincorporated organization or other entity, Governmental Authority, any syndicate or group that would be deemed to be a person under Section 13(d)(3) of the Exchange Act and any trustee, executor, administrator or other legal representative of any of the foregoing. "PROMISSORY NOTE" means the promissory note in the form of EXHIBIT A hereto to be delivered by Buyer to Zensano pursuant to SECTION 2.3(C).

     "PURCHASE PRICE" has the meaning set forth in SECTION 2.2.

     "Q1 FINANCIAL STATEMENTS" means the unaudited consolidated financial statements of Buyer for the period ended March 31, 2002 prepared by Buyer in accordance with GAAP in a manner consistent with practices for the corresponding period of the previous calendar year.

     "RELEASE" means any release, spill, emission, leaking, pumping, pouring, dumping, emptying, injection, deposit, disposal, discharge, dispersal, leaching or migration on or into the environment or into or out of any property.

     "SECURITIES ACT" means the Securities Act of 1933, as amended, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

     "SECURITY AGREEMENT" means the Security Agreement in the form of EXHIBIT B.

     "SELLER INDEMNIFIED PARTY" has the meaning set forth in SECTION 6.4.

     "SELLER LOSSES" has the meaning set forth in SECTION 6.4.

     "SET-OFF AMOUNT" has the meaning set forth in SECTION 6.10(A).

     "SET-OFF NOTICE" has the meaning set forth in SECTION 6.9.

     "SOFTWARE"  means  computer  software  (present  and  subsequent   versions
thereof), including source code, object, executable or binary code, objects, comments, screens, user interfaces, report formats, templates, menus, buttons and icons and all files, data, materials, manuals, design notes and other items and documentation related thereto or associated therewith.

     "TAX" or "TAXES" means (i) all taxes, charges, fees, levies, duties, imposts, or other similar assessments, including income, gross receipts, ad valorem, excise, real property, personal property, windfall profits, sales, use, transfer, stamp, licensing, withholding, employment, payroll, minimum, estimated and franchise taxes imposed by any Governmental Authority, and (ii) any interest, fines, penalties, assessments or additions to tax resulting from attributable to or incurred in connection with such taxes, charges, fees, levies, duties, interests or other assessments.

     "TAX RETURN" means any form, return, report, claim for refund, or informational return or statement relating to a Tax or Taxes, including any schedule or attachment thereto, and including any amendment thereof.

     "THIRD PARTY PURCHASE PRICE" has the meaning set forth in SECTION 2.5.

     "THIRD PARTY PURCHASER" means any Person other than Buyer, the Company or any Affiliate thereof.

     "WAIVER AND ESTOPPEL CERTIFICATE" means the Waiver and Estoppel Certificate in the form of EXHIBIT D hereto to be executed by Botanical Laboratories, Inc. in favor of the Company.

     "ZENSANO INTEREST" has the meaning set forth in the "Background" section of this Agreement.

     1.2 INTERPRETATION AND USAGE. In this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

          (a) the term "this Agreement" means this Purchase Agreement and all Schedules and Exhibits hereto, as any or all of which may be amended or supplemented from time to time by the mutual agreement of the Parties or otherwise pursuant to the terms hereof;

          (b) the terms "hereof," "herein," "hereunder" and comparable terms refer, unless otherwise expressly indicated, to this Agreement as a whole and not to any particular Article, Section or other subdivision hereof or attachment hereto;

          (c) a reference to any "Article", "Section" or another subdivision hereof or to any Schedule, Exhibit or other attachment hereto is a reference to an Article, Section or other subdivision of, or to a Schedule, Exhibit or other attachment to, this Agreement;

          (d) the headings of Articles, Sections, Schedules and Exhibits and the Table of Contents are inserted for convenience of reference only and will have no bearing on the interpretation of the provisions of this Agreement;

          (e) the terms "include," "includes" and "including" will be deemed to be followed by "without limitation" whether or not they are in fact followed by such words or words of like import;

          (f) any agreement, document or instrument defined or to which reference is made means such agreement or instrument as from time to time amended, modified or supplemented, including by waiver or consent;

          (g) a reference to any Law includes all regulations and rules thereunder, all amendments thereto in force from time to time (including amendments to section or subsection references) and every Law in effect that supplements, replaces or supercedes such Law;

          (h) any term defined by way of reference to any agreement, document, instrument or Law has such meaning whether or not such agreement, document, instrument or Law is in effect;

          (i) the phrase, "to the knowledge of" or any similar phrase qualifying a representation, warranty or other statement as being knowledge-based means:

               (i) with respect to any representation, warranty or statement of Sellers containing such qualification, the actual knowledge (and not deemed or expected) knowledge of any of Henry (Hank) Landau, Robert Davidson, Charles Hensley, Matthew C. Lipton or Larry Kaye; and

               (ii) with respect to any representation, warranty or statement of Buyer containing such qualification, the actual (and not deemed or expected) knowledge of any of Carl J. Johnson, Ken Waters, William Hemelt, Tim Clarot or Jim Marini;

          (j) the phrase "in the ordinary course of the Business" or any similar phrase refers to action taken by a Person on behalf of or in connection with the Business that is consistent in nature, scope and magnitude with the past practices of the Business and is taken in the ordinary course of the normal, day-to-day operation of the Business;

          (k) references to "$" or to "dollars" means lawful currency of the United States of America; and

          (l) all accounting terms will be interpreted and all accounting determinations will be made in accordance with GAAP.

     1.3 SCHEDULES  AND EXHIBITS.  The various  Schedules  which  referred to in
ARTICLE 3 and attached hereto and the following Exhibits which are attached hereto are specifically made a part of and incorporated into this Agreement by reference:

          Exhibit A      Form of Promissory Note
          Exhibit B      Form of Security Agreement
          Exhibit C      Form of Confidentiality and Non-Competition Agreement
          Exhibit D      Form of Waiver and Estoppel Certificate
          Exhibit E      IP Development and License Agreement

                                    ARTICLE 2
                                PURCHASE AND SALE

     2.1 PURCHASE AND SALE OF ZENSANO INTEREST. Upon the terms and subject to the conditions of this Agreement, at the Closing, Zensano will, and Zengen will cause Zensano to, sell, assign, transfer, convey and deliver to Buyer all legal and beneficial right, title and interest in and to the Zensano Interest free and clear of all Encumbrances, and Buyer will purchase the Zensano Interest.

     2.2 PURCHASE PRICE. In consideration for the Zensano  Interest,  Buyer will
pay  to  Zensano  an  aggregate   purchase  price  comprised  of  the  following
(collectively, the "PURCHASE PRICE"):

          (a) Seventeen Million Dollars ($17,000,000);

          (b) an amount (the "NET SALES SURPLUS SHARE") equal to forty percent (40%) of the product obtained by multiplying (i) the amount by which the Company's Net Sales for the calendar year ended December 31, 2001 exceeds Seventeen Million Dollars ($17,000,000), by (ii) two point five (2.5); and

          (c) an amount (the "NET SALES ROYALTY") equal to two percent (2%) of the Company's Net Sales for the period from January 1, 2002 through and including March 31, 2002.

     2.3 PAYMENT OF PURCHASE PRICE. Buyer will pay the Purchase Price to Zensano by wire transfer of immediately available funds to an account or accounts specified in writing by Zensano in the following increments and at the following times:

          (a) Six Million Dollars ($6,000,000) on the Closing Date;

          (b) One Hundred and Twenty Thousand Dollars ($120,000) on the Closing Date, which amount will represent an advance on the Net Sales Royalty;

          (c) Two Million Seven Hundred and Fifty Thousand Dollars ($2,750,000) on each of June 30, 2002, November 30, 2002, June 30, 2003 and November 30, 2003, as evidenced by the Promissory Note;

          (d) the Net Sales Surplus Share on June 30, 2002; and

          (e) the Net Sales Royalty on June 30, 2002.

     2.4 ACCELERATION OF DEFERRED PAYMENTS. Notwithstanding the timings set forth in SECTION 2.3(C), if before the second (2nd) anniversary of the Closing Date, (i) Buyer (or any Affiliate thereof) sells, conveys or transfers all or substantially all of its ownership interest in the Company to a Third Party
Purchaser, or (ii) Buyer causes or permits the Company to sell, convey or transfer all or substantially all of the Company's assets (excluding in all events sales of inventory in the conduct of the Business) to a Third Party Purchaser, then the aggregate amounts payable under SECTION 2.3(C), to the extent not already paid as of such time, will become due and payable by Buyer to Sellers no later than fifteen (15) days after the closing of such sale, conveyance or transfer by Buyer, the Company or an Affiliate thereof.

     2.5 CONDITIONAL SUPPLEMENT TO PURCHASE PRICE ON GEL TECH SALE. If, before the first (1st) anniversary of the Closing Date, (i) Buyer sells, conveys or transfers any ownership interest in the Company to a Third Party Purchaser, or
(ii) causes or permits the Company to sell, convey or transfer all or substantially all of the Company's assets (whether indirectly through a sale of substantially all of Buyer's assets or a direct sale of substantially all of the Company's assets, excluding in all events sales of inventory in the conduct of the Business) to a Third Party Purchaser, then Buyer will pay to Sellers as a supplement to the Purchase Price, within fifteen (15) days following receipt by Buyer or the Company, as the case may be, of any consideration payable to Buyer or the Company (as applicable) in connection with such transaction (the "THIRD PARTY PURCHASE PRICE"), the positive amount, if any, determined by the following formula:

                           40% x (TPPP - (RP x PIPV))

     Where:

     TPPP = the Third Party Purchase Price;

     RP = the Reference Price, calculated as the product obtained by multiplying
     (i) the aggregate amounts payable by Buyer under SECTIONS 2.2(A) and 2.2(B) plus the greater of (A) the amount payable by Buyer under SECTION 2.2(C) and (B) One Hundred and Twenty Thousand Dollars ($120,000), by (ii) two point five (2.5); and

     PIPV = the Percentage Interest in the Company sold, conveyed or transferred to the Third Party Purchaser, expressed as a decimal, or in the case of a sale of all or substantially all of the assets and liabilities of the Company, the Percentage Value of the Company that such assets and liabilities comprise (assuming that one hundred percent (100%) of such assets and liabilities represent one hundred percent (100%) of the value of the Company), expressed as a decimal.

     2.6 LIMITATION ON ACCELERATION OF PAYMENTS AND SUPPLEMENT TO PURCHASE PRICE. Notwithstanding any express or implied statement to the contrary in
SECTION 2.4 or SECTION 2.5, the provisions of SECTION 2.4 and SECTION 2.5 will not apply to any actual or direct sale, transfer or conveyance by Buyer of any interest in the Company or any actual or direct sale, transfer or conveyance by the Company of all or substantially all of its assets, in either case as a result of (i) any capital reorganization, reclassification or recapitalization of Buyer, or (ii) any other transaction resulting in the acquisition by a Person of more than fifty percent (50%) of Buyer's issued and outstanding common stock, it being understood that any such transaction contemplated by (i) or (ii) is covered by SECTION 2.7.

     2.7 CONDITIONAL SUPPLEMENT TO PURCHASE PRICE ON ACQUISITION OF BUYER. If, before the first (1st) anniversary of the Closing Date, Buyer is the subject of any completed reorganization, tender offer, merger (other than a merger transaction undertaken solely for the purpose of changing the corporate domicile and/or name of Buyer) or other transaction that results in the acquisition by any Person (other than either Seller, any Affiliate of either Seller, or any director, officer or shareholder of either Seller or any Affiliate of any of the foregoing) (an "ACQUIRING PERSON") of more than fifty percent (50%) of the issued and outstanding common stock of Buyer (the "CONTROLLING INTEREST"), and such transaction was approved by Buyer's board of directors or Buyer's board of directors recommended the approval of such transaction to Buyer's common stockholders, then Buyer will pay to Sellers as a supplement to the Purchase Price, within fifteen (15) days following the closing of such transaction, the positive amount, if any, determined by the following formula:

                        40% x ((AAC x PVC) - (RP x PIB))

     Where:

     AAC = the Aggregate Acquisition Consideration paid by the Acquiring Person for the amount of the Controlling Interest not owned by the Acquiring Person before the completion of such transaction;

     PVC = the Percentage Value of the Company, expressed as a decimal and determined by an independent investment banking firm mutually acceptable to the Parties (acting reasonably), the fees and expenses of which will be the sole responsibility of Sellers, to be the proportionate amount of the Aggregate Acquisition Consideration paid by the Acquiring Person that is attributable to the value of the Company, vis-a-vis the remaining value of Buyer;

     RP = the Reference Price, calculated as the product obtained by multiplying
     (i) the aggregate amounts payable by Buyer under SECTIONS 2.2(A) and 2.2(B) plus the greater of (A) the amount payable by Buyer under SECTION 2.2(C) and (B) One Hundred and Twenty Thousand Dollars ($120,000), by (ii) two point five (2.5); and

     PIB = the Percentage Interest of Buyer's outstanding common stock acquired by the Acquiring Person in such transaction (excluding any common stock of Buyer owned by the Acquiring Person before the completion of such transaction), expressed as a decimal.

     2.8 SECURITY AGREEMENT. In order to secure Buyer's payment obligations under SECTION 2.3, SECTION 2.4, SECTION 2.5 and SECTION 2.7, Buyer will execute and deliver to Sellers at the Closing a security agreement in the form of EXHIBIT B hereto (the "SECURITY AGREEMENT"). Promptly following the satisfaction and performance of Buyer's obligations under SECTION 2.3, SECTION 2.4, SECTION
2.5 and SECTION 2.7, and/or the expiration of the  effectiveness of SECTION 2.4,

SECTION 2.5 and SECTION 2.7, Sellers will cancel and terminate (or cause to be cancelled and terminated) any registration of the Security Agreement or other documentation made by or on their behalf with any Governmental Authority or other agency or office.

     2.9 CLOSING. The consummation of the transactions contemplated by this Agreement for the sale by Sellers to Buyer of the Zensano Interest (the "CLOSING") will take place at the offices of Snell & Wilmer L.L.P., One Arizona Center, 400 East Van Buren, Phoenix, Arizona 85004, at 9:00 A.M. (Arizona time) on December 5, 2001, or at such other time, place or date as Sellers and Buyer may agree upon in writing (the day on which the Closing takes place being the "CLOSING DATE").

     2.10 DETERMINATION OF NET SALES SURPLUS SHARE AND NET SALES ROYALTY. The Parties will determine the Net Sales Surplus Share and the Net Sales Royalty in the manner provided in this SECTION 2.10:

          (a) On or before May 15, 2002, Buyer will deliver to Sellers the Annual Financial Statements and the Q1 Financial Statements together with a detailed statement that sets out (i) the Company's Net Sales for the calendar year ended December 31, 2001, (ii) the Company's Net Sales for the period from January 1, 2002 through and including March 31, 2002, (iii) the Net Sales Surplus Share, and (iv) the Net Sales Royalty.

          (b) On or before June 15, 2002, Sellers will notify Buyer in writing of Sellers acceptance or rejection of Buyer's calculation of the Net Sales Surplus Share and the Net Sales Royalty; PROVIDED, however, that Sellers may, by written notice to Buyer before June 15, 2002, extend such period for up to thirty (30) days. If any such extension is made by Sellers, Buyer's obligation to make any payments under SECTIONS 2.3(D) and 2.3(e) will be extended by an amount of time equivalent to the duration of Sellers' extension. If (i) by written notice to Buyer, Sellers accept Buyer's calculations of the Net Sales Surplus Share and the Net Sales Royalty, or (ii) Sellers fail to deliver any notice of acceptance or rejection of Buyer's calculation of the Net Sales Surplus Share and the Net Sales Royalty as provided in this SECTION 2.10(B) by June 15, 2002, or by the expiration of the extended period, if any, requested by Sellers pursuant to this SECTION (B) (which failure will result in Sellers being deemed to have irrevocably accepted such calculations), Buyer's calculations of the Net Sales Surplus Share and the Net Sales Royalty will be final and binding on the Parties.

          (c) If Sellers deliver written notice to Buyer under SECTION 2.10(B) of a rejection of Buyer's calculation of the Net Sales Surplus Share or the Net Sales Royalty, such notice must include the reasons for such rejection, including a good faith estimate of the amount disputed by Sellers.

          (d) If Sellers give proper notice of their rejection of Buyer's calculation of the Net Sales Surplus Share or the Net Sales Royalty, Sellers and Buyer will promptly (and in any event within ten (10) Business
     Days) cause their respective representatives to confer with each other with a view to resolving such matter. If the Parties' representatives are unable to resolve the dispute within sixty (60) days after the date of delivery of Sellers' notice under SECTION 2.10(B), the Parties will refer the dispute to a firm of independent certified public accountants mutually acceptable to the Parties (acting reasonably) (the "INDEPENDENT ACCOUNTANTS") for review and determination, with Sellers being solely responsible for the costs of the Independent Accountants for such review and determination. The determination by the Independent Accountants of the Net Sales Surplus Share and the Net Sales Royalty will be final and binding on the Parties. If Sellers deliver a notice of rejection of Buyer's calculation of the Net Sales Surplus Share or the Net Sales Royalty, as contemplated by this
     SECTION 2.10(D), Buyer will nonetheless pay any undisputed amounts determined in good faith by Buyer in its calculation to be payable to Zensano, such payment to be made in accordance with SECTION 2.10(E).

          (e) Within five (5) Business Days after the Net Sales Surplus Share and the Net Sales Royalty are finally determined by the Parties or by the Independent Accountants, as the case may be, Buyer will pay to Zensano, by wire transfer of immediately available funds to an account or accounts specified in writing by Zensano, an amount equal to (i) the Net Sales Surplus Share, if any, plus (ii) the amount, if any, by which the Net Sales Royalty exceeds the Net Sales Royalty Advance. The Parties agree that if the Net Sales Royalty Advance exceeds the Net Sales Royalty, Sellers will retain such excess amount and will not be required to refund such excess amount to Buyer.

                                    ARTICLE 3
                    REPRESENTATIONS AND WARRANTIES OF SELLERS

     In order to induce Buyer to enter into and consummate the transactions contemplated by this Agreement, Sellers hereby jointly and severally represent and warrant to Buyer, as representations and warranties that are true, accurate and complete as of the date hereof, the following:

     3.1 INCORPORATION AND AUTHORITY OF SELLERS. Each Seller is a corporation duly incorporated, validly existing and in good standing under the laws of the State of California and has all necessary corporate power and authority to enter into this Agreement, to satisfy and perform its covenants and obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery by Sellers of this Agreement, the satisfaction and performance by Sellers of their respective covenants and obligations hereunder, and the consummation by Sellers of the transactions contemplated hereby have been duly authorized by all requisite corporate action on the part of Sellers. This Agreement has been duly executed and delivered by Sellers, and (assuming due authorization, execution and delivery by Buyer) constitutes the legal, valid and binding obligation of Sellers, enforceable against them in accordance with its terms, except to the extent that (i) the availability of equitable remedies is subject to the discretion of applicable judicial authority, and (ii) enforceability may be limited by bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws relating to the rights of creditors generally.

     3.2 ORGANIZATION AND AUTHORITY OF THE COMPANY. To the knowledge of Sellers, the Company is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Arizona. To the knowledge of Sellers, the Company has all necessary corporate power and authority to own its properties and assets and conduct the Business. To the knowledge of Sellers, Zensano and the Managers of the Company appointed by Zensano have complied in all respects with the provisions of the Company's Operating Agreement since the effective date of the Operating Agreement.

     3.3 NO CONFLICT. The execution, delivery and performance of this Agreement by Sellers do not and will not (i) violate or conflict with the respective Articles of Incorporation and Bylaws (or other similar organizational documents) of Sellers or any resolutions adopted by the respective boards of directors or shareholders of Sellers, (ii) conflict with or violate any Law or Governmental Order applicable to Sellers or the Company, (iii) to the knowledge of Sellers, result in any breach of, or constitute a default (or event which with the giving of notice or lapse of time, or both, would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any Contract, or (iv) result in the creation of any Encumbrance on the Zensano Interest or any of the assets of the Company.

     3.4 CONSENTS AND APPROVALS. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby by Sellers do not and will not require any consent, approval or authorization of any Person or the filing with or notification to any Governmental Authority.

     3.5 SOLVENCY.

          (a) Neither Seller is insolvent, nor has either Seller committed an act of bankruptcy, proposed a compromise or arrangement to its creditors generally, had any petition in bankruptcy filed against it, filed a petition or undertaken any Action to be declared bankrupt, to liquidate its assets or to be dissolved. The transactions contemplated by this Agreement will not cause either Seller to become insolvent or to be unable to satisfy and pay its debts and obligations generally as they come due.

          (b) Immediately after giving effect to the consummation of the transactions contemplated by this Agreement, (i) each Seller will be able to pay its liabilities as they become due in the usual course of its business, (ii) neither Seller will have unreasonably small capital with which to conduct its present or proposed businesses, and (iii) Sellers will have assets (calculated at fair market value) that exceed their respective liabilities.

     3.6 TITLE TO ZENSANO INTEREST. Zensano holds all legal and beneficial right, title and interest in and to the Zensano Interest, free and clear of all Encumbrances. Zengen is the sole legal and beneficial owner of all issued and outstanding capital stock of Zensano. No Person has any right, agreement, or option, present or future, contingent or absolute, for the purchase of the Zensano Interest or any part thereof.

     3.7 ABSENCE OF CERTAIN CHANGES AND EVENTS. To the knowledge of Sellers, since January 1, 2001, the Company has conducted its business only in the ordinary course of the Business and there has not been any event or circumstance that could reasonably be expected to have a material adverse effect on the assets, Business, prospects, financial condition or results of operations of the Company after the date hereof (excluding general economic and political conditions outside of Sellers' control and not unique to the Company). In particular, to the knowledge of Sellers, there has not been any indication by any customer of or supplier to the Company of an intention to discontinue or change the terms of its relationship with the Company.

     3.8 COMPLIANCE WITH LAWS; CERTAIN REGULATORY MATTERS. To the knowledge of Sellers, the Business has been and is being conducted in compliance with all Laws and Governmental Orders applicable to the Business and the Company, except where the failure to be in compliance would not have a Material Adverse Effect. Sellers have not, and to the knowledge of Sellers, the Company has not, received any written notice to the effect that the Business or the Company is not in compliance with any applicable Law or Governmental Order.

     3.9 PERMITS. To the knowledge of Sellers, except for standard administrative business licenses and employer identification numbers, no permit, license or other authorization of any Governmental Authority is required for the Company to conduct the Business as it is presently conducted or to occupy the Facility. Neither Seller or, to the knowledge of Sellers, the Company has received from any Governmental Authority or any other Person any notice requiring that any permit, license or other authorization of any Governmental Authority be obtained for the conduct of the Business or occupation of the Facility.

     3.10 INTELLECTUAL PROPERTY RIGHTS.

          (a) To the knowledge of Sellers, SCHEDULE 3.10(A) contains (i) a complete and accurate list and summary description of all Intellectual Property Assets, categorized by type of Intellectual Property (i.e., patents, patent applications, licenses, trademarks, trade names, copyrights, software, internet domain names, etc.), other than mass-marketed retail "shrink-wrap" Software products purchased and lawfully used by the Company, and (ii) a summary of the material terms of each Contract under which the Company licenses any Intellectual Property Asset (either as licensor or licensee), including royalties or other similar payments receivable or payable by the Company in connection with such licenses. To the knowledge of Sellers, except as described in SCHEDULE 3.10(A), the Company owns all legal and beneficial right, title and interest in and to the Intellectual Property Assets free and clear of all Encumbrances, and no Person has any right to use or exploit any Intellectual Property Asset. To the knowledge of Sellers, the Company is not in default under the terms of use of, and has not received any written notice of any claim of infringement or any other claim or proceeding based on any act or omission of the Company with respect to, any Intellectual Property Asset.

          (b) To the knowledge of Sellers, no director, officer, Manager, employee, consultant or agent of the Company, Sellers or any other Person owns or has any proprietary, financial or other interest, direct or indirect, in whole or in part, in any Intellectual Property Asset.

          (c) Except as disclosed in SCHEDULE 3.10(C), to the knowledge of Sellers, the Company has not manufactured, used or sold and does not manufacture, use or sell any goods, services or information which have violated or do violate the Intellectual Property rights of any Person. None of Zengen, Zensano or, to the knowledge of Sellers, the Company has received any notification, warning, threat of Action, or other written notice that the Company (or Zengen or Zensano acting on behalf of the Company) has violated or is violating the Intellectual Property rights of any Person.

          (d) To the knowledge of Sellers, all patents, trademarks and copyrights (registered and unregistered) included in the Intellectual Property Assets are currently in compliance with formal legal requirements (including, in respect of patents, payment of filing, examination and maintenance fees and proofs of working or use, and, in respect of trademarks, the timely post-registration filing of affidavits of use and incontestability and renewal applications), are valid and enforceable, and are not subject to any maintenance fees or taxes or actions falling due within ninety (90) days after the Closing Date. To the knowledge of Sellers, (i) no patent included in the Intellectual Property Assets has been or is now involved in or has been or is the subject of any interference, reissue, reexamination, or opposition proceeding, (ii) no such proceeding is pending or threatened, and (iii) there is no potentially interfering patent or patent application of any Person. To the knowledge of Sellers, (i) no trademark included in the Intellectual Property Assets has been or is now involved in, or has been or is the subject of, any opposition, invalidation or cancellation proceeding, (ii) no such proceeding is pending or threatened, and (iii) there is no potentially interfering trademark or trademark application of any Person.

          (e) To the knowledge of Sellers, (i) all products made, used or sold under any patent included in the Intellectual Property Assets have been marked with the proper patent notice, (ii) all products made, used or sold that contain a trademark included in the Intellectual Property Assets bear the proper federal registration notice with respect to such trademark where permitted by law, and (iii) all products or other works encompassed by any copyright included in the Intellectual Property Assets have been marked with the proper copyright notice.

          (f) To the knowledge of Sellers, with respect to each trade secret included in the Intellectual Property Assets, all documentation maintained by the Company relating to such trade secret is current, accurate and sufficient in detail and content to identify and explain such trade secret and to allow its full and proper use without reliance on the knowledge or memory of any Person. To the knowledge of Sellers, the Company has taken all reasonable precautions to protect the secrecy, confidentiality and value of all trade secrets included in the Intellectual Property Assets, except where the failure to take such reasonable precautions would not have a Material Adverse Effect.

          (g) With respect to internet web sites and domain names used by the Company, to the knowledge of Sellers, (i) all such sites and domain names have been registered in the name of the Company and are in compliance with all formal legal requirements, (ii) no such site or domain name has been or is now involved in, or has been or is the subject of, any dispute, opposition, invalidation or cancellation proceeding, and no such proceeding is pending or threatened, (iii) there is no domain name application pending of any Person which would or could potentially interfere with or infringe any Company domain name, and (iv) no Company web site or domain name has been challenged, interfered with or threatened in any way or infringes, interferes with or is alleged to interfere with or infringe the trademark, copyright or domain name of any other Person.

     3.11 TITLE TO COMPANY ASSETS. To the knowledge of Sellers, the Company owns all legal and beneficial right, title and interest in and to all assets used in the conduct of the Business, free and clear of any Encumbrances, other than Permitted Encumbrances, and all such assets are, and on the Closing Date will be, in the Company's possession, except where the failure to have clear title would not have a Material Adverse Effect.

     3.12 NON-COMPETITION. To the knowledge of Sellers, except to the extent expressly set forth in the IP Development and License Agreement, neither the Company nor the Business is bound by or subject to any contract or agreement, written or oral, that in any way restricts the competitive conduct of the Company or the Business or limits the Company or the Business from competing in any line of business or with any Person, or operating in any jurisdiction.

     3.13 CONTRACTS. To the knowledge of Sellers, SCHEDULE 3.13 lists all contracts relating to the Business (the "CONTRACTS") in effect as of the date of this Agreement to which the Company is a Party or is subject or by which the Company is bound, including, without limitation:

          (a) each contract or agreement under which the Company has created, incurred, assumed or guaranteed (or may create, incur, assume or guarantee) indebtedness for borrowed money or under which the Company has granted any Encumbrance on any assets of the Company, whether tangible or intangible, to secure such indebtedness;

          (b) each outstanding contract or agreement for the purchase of capital property or the making of capital improvements;

          (c) each installment and conditional sales agreement in effect and outstanding;

          (d) each outstanding contract or agreement for the purchase or sale by the Company of products or services (including raw materials and inventory) in the ordinary course of the Business.

          (e) each lease of personal property;

          (f) the lease of the Facility;

          (g) each contract or agreement containing covenants that in any way restrict or limit the freedom of the Company to conduct the Business or to engage in any other line of business;

          (h) each contract or agreement pursuant to which the Company is a licensor, sublicensor, licensee or sublicensee of any Intellectual Property Asset;

          (i) each contract or agreement granting to any Person any option or right to market, distribute or sell any product of the Business, or to represent the Business with respect to any such product, or to act as agent for the Company in connection with the marketing, distribution and/or sale of any product of the Business;

          (j) each contract or agreement (other than the Operating Agreement) between or among the Company and either Seller or any Affiliate thereof;

          (k) each power of attorney of the Company that is currently effective and outstanding;

          (l) each contract or agreement (other than the Operating Agreement) establishing or governing any joint venture, strategic alliance or other collaboration between or among the Company and other Persons;

          (m) each written warranty, guaranty and/or other similar undertaking with respect to contractual performance extended by the Company, whether or not in the ordinary course of the Business; and

          (n) any other contract or agreement that was not entered into in the ordinary course of the Business and that involves actual or potential expenditures by or receipts of the Company in excess of Ten Thousand Dollars ($10,000).

     3.14 STATUS OF CONTRACTS. To Sellers' knowledge, each Contract is a valid agreement, arrangement or commitment of the Company, enforceable against the Company and each other Party thereto in accordance with such Contract's terms, except where the failure of such Contract to be enforceable would not have a Material Adverse Effect. To the knowledge of Sellers, neither the Company nor any other party thereto is in breach or default of any of its obligations under any Contract. Except to the extent disclosed in SCHEDULE 3.13, to the knowledge of Sellers, (i) no Contract has been modified, amended or supplemented in any respect, orally or in writing, by or on behalf of the Company, and (ii) no event has occurred or circumstance exists that (with or without notice or lapse of time) may contravene, conflict with or result in a breach or default of, or give the Company or any other Person the right to declare a breach or default or to exercise any remedy under, or to accelerate the maturity or performance of or payment under, or to cancel, terminate or modify, any Contract.

     3.15 THE FACILITY. Notwithstanding any representation or warranty given by Sellers in SECTION 3.17:

          (a) the Company does not now own and has never owned any real property;

          (b) the Company does not now lease and has never leased (as tenant) any real property other than the Facility;

          (c) except as disclosed in SCHEDULE 3.15, the Facility is the only real property that the Company has ever occupied and the only real property on or within which the Company, either Seller or any predecessor entity out of which either Seller was formed has ever conducted the Business or any related business;

          (d) the Company is the exclusive occupier, possessor and user of the Facility, and the Facility is not subject to any sublease, license or other third party right of access or entry (except for landlord's rights of access and entry as expressly set forth in the terms of the Company's lease of the Facility);

          (e) none of the Company, either Seller or any predecessor entity out of which either Seller was formed is or at any time has been in breach or default of any of its obligations under its lease of the Facility or any other real property lease, and to the knowledge of Sellers, the landlord Party to the Facility lease is not in breach or default of any of its obligations thereunder;

          (f) except as disclosed in SCHEDULE 3.15, the Company does not research, develop, design, manufacture, store, market or sell any product or service or administer any of such actions in any location other than the Facility; and

          (g) the Company's lease of the Facility may be terminated without penalty upon thirty (30) days' prior written notice to the landlord party to such lease.

     3.16 LEGAL ACTIONS. Except as described in SCHEDULE 3.16, to Sellers' knowledge:

          (a) there is no civil, criminal or administrative (i) Action or Governmental Order in effect, pending or threatened against, relating to, involving or affecting the Company or the Business (including, without limitation, Actions related to or based on actual or alleged product liability, product defects or other customer dissatisfaction with any product or service of the Company or the Business), or (ii) facts or circumstances in existence that could reasonably be expected to give rise to any such Action or Governmental Order; and

          (b) neither the Company nor either Seller on Company's behalf has commenced or has pending any Action against any Person, nor has the Company, or either Seller on the Company's behalf, within the past 12 months threatened to initiate any such Action.

     3.17 ENVIRONMENTAL COMPLIANCE. Sellers, each predecessor entity out of which either Seller was formed, and, to Sellers' knowledge, the Company are, and at all time have been, in full compliance with, and have not been and are not in violation of or liable under, any Environmental Law with respect to the Facility. Neither Seller or any predecessor entity out of which either Seller was formed nor, to Sellers' knowledge, the Company or any other Person for whose conduct they or the Company are or may be held to be responsible received, any actual or threatened order, notice or other communication relating to the Facility from (i) any Governmental Authority or private citizen acting in the public interest, or (ii) the current or prior owner or operator of the Facility, of any actual or potential violation of, or failure to comply with, any Environmental Law, or of any actual or threatened obligation to undertake or bear the cost of any Environmental Health and Safety Liabilities with respect to the Facility or other property or asset (whether real, personal or mixed) in which the Company, either Seller or any predecessor entity out of which either Seller was formed has or had an interest, or with respect to the Facility at or to which Hazardous Materials were generated, manufactured, refined, transferred, imported, used or processed by the Company or any other Person for whose conduct the Company is or may be held responsible, or from which Hazardous Materials have been transported, treated, stored, handled, transferred, disposed of, recycled or received.

     3.18 TAXES.

          (a) To the knowledge of Sellers, SCHEDULE 3.18(A) lists each jurisdiction (federal, state and local) with respect to which the Company is required to file any Tax Return. To the knowledge of Sellers, the Company has properly filed or caused to be filed all Tax Returns with, and paid and discharged any liabilities for Taxes in, all federal, state and local jurisdictions in which it is subject to Tax. To the knowledge of Sellers, no claim has ever been made or is expected by Sellers to be made by any Governmental Authority in a jurisdiction where the Company does not file Tax Returns that the Company is or may be subject to taxation by that jurisdiction. To the knowledge of Sellers, there are no Encumbrances on any of the Company's assets that arose in connection with any failure (or alleged failure) to pay any Tax, and there is no basis for assertion of any claims attributable to Taxes which, if adversely determined, would result in any such Encumbrance.

          (b) Except as provided in SCHEDULE 3.18(B), Sellers have no knowledge that the IRS or any other Governmental Authority is likely to assess any additional Taxes for any period for which Tax Returns have been filed by or on behalf of the Company. To Sellers' knowledge, there is no dispute or claim concerning any Taxes of the Company claimed or raised by any Governmental Authority.

          (c) To the knowledge of Sellers, all Taxes that the Company is or was required by Law to withhold, deduct or collect have been duly withheld, deducted and collected and, to the extent required, have been paid to the proper Governmental Authority or other Person.

     3.19 EMPLOYEES.

          (a) SCHEDULE 3.19(A) contains a complete and accurate list of the following information for each employee of the Company (including officers and managers) as of the date of this Agreement: (i) full name, (iii) date of commencement of employment, (iii) job title or description, (iv) current salary, wages and bonus paid or payable, (v) accrued and unused vacation pay/time, (vi) accrued and unused sick pay/time, (vii) details of participation in each employee benefit plan, and (viii) status of any leave of absence (including, without limitation, maternity, medical, short or long term disability or military leave) in effect or anticipated to take effect within sixty (60) days after the Closing Date. Except as disclosed in SCHEDULE 3.19(A), each employee of the Company is employed on a full-time basis.

          (b) No employee of the Company (including officers and Managers) is employed under a written contract of employment, and any employee of the Company can have his or her employment terminated without cause on provision of not more than thirty (30) days' written notice or payment of severance in lieu thereof.

          (c) To the knowledge of Sellers, (i) no officer, director, agent, employee, consultant, or contractor of the Company is bound by any contract, agreement or arrangement that purports to limit the ability of such officer, director, agent, employee, consultant, or contractor to assign to the Company or to any other Person any rights to any invention, improvement, or discovery, and (ii) no former or current employee of the Company is a Party to, or is otherwise bound by, any contract, agreement or arrangement that in any way adversely affected, affects, or will affect the ability of the Company or Buyer to conduct the Business as heretofore carried on by the Company.

          (d) To Sellers' knowledge, the Company has complied in all respects with all Laws relating to employment practices, terms and conditions of employment, equal employment opportunity, nondiscrimination, immigration, wages, hours, benefits, payment of social security and similar Taxes and occupational health and safety. To Sellers' knowledge, the Company is not liable for the payment of any employee-related Taxes, fines, penalties, or other amounts, however designated, for failure to comply with any of the foregoing Laws.

          (e) To Sellers' knowledge, no employee (including officers and Managers) currently employed by the Company or by Sellers in connection with the Business has made any claim against the Company, either Seller or any officer or director thereof, including any claim for wrongful or constructive dismissal, violation of civil rights, harassment, or failure to comply with occupational health or safety requirements or standards or other employment related laws or standards.

     3.20 LABOR MATTERS. To the knowledge of Sellers', (i) the Company is not bound by any collective agreement or other contract or arrangement with any labor union or employee association or any letter of understanding in respect thereof in connection with the Business or otherwise, (ii) neither the Company nor either Seller (or any Affiliate thereof) on behalf of the Company has conducted or made any commitment or given any undertaking to conduct negotiations with any labor union or employee association with respect to any future agreement relating to the Company or the Business, and (iii) there is no current attempt underway or pending to organize or establish any labor union or employee association in connection with the Company or the Business.

     3.21 EMPLOYEE BENEFIT MATTERS. To Sellers' knowledge, the only employee benefit plans that the Company has had or presently has in effect for its employees, officers and Managers are medical and dental plans for which the Company pays all premiums and related administrative costs. Neither Seller nor any Affiliate thereof has had or presently maintains any employee benefit plan for employees, officers or Managers of the Company. Neither the Company nor either Seller have provided or presently provide to employees, officers or Managers of the Company any bonus, incentive, deferred compensation, stock purchase, stock option, severance, pension, 401(k), change in control or other fringe benefit plan. Sellers and, to Sellers' knowledge, the Company have not announced any plan or legally binding commitment to provide or create any additional employee benefit plan or to amend or modify any existing employee benefit plan. To Sellers' knowledge, the Company's medical and dental plans have been operated in material compliance with the health care continuation provisions of Part 6 of Title I of Subtitle I of ERISA and Section 4980B of the Code at all times. The consummation of the transactions contemplated by this

Agreement will not accelerate the time of vesting or the time of payment, or increase the amount, of compensation due to any present or former officer, Manager or employee of the Company.

     3.22 COMPLIANCE WITH FOREIGN CORRUPT PRACTICES ACT AND EXPORT CONTROL AND ANTI-BOYCOTT LAWS.

          (a) Sellers have not on the Company's behalf, and, to Sellers' knowledge, the Company has not, to obtain or retain business, directly or indirectly offered, paid or promised to pay, or authorized the payment of, any money or other thing of value (including any fee, gift, sample, travel expense or entertainment with a value in excess of one hundred dollars ($100.00) in the aggregate to any one Person in any year) or any commission payment in excess of ten percent (10%) of any amount payable, to (i) any Person who is an official, officer, agent, employee or representative of any Governmental Authority or of any existing or prospective customer (whether government or non-government owned), (ii) any political party or official thereof, (iii) any candidate for political or political party office, or (iv) any other Person, while knowing or having reason to believe that all or any portion of such money or thing of value would be offered, given, or promised, directly or indirectly, to any such official, officer, agent, employee, representative, political party, political party official, candidate, individual, or any entity affiliated with such customer, political party or official or political office.

          (b) Except as disclosed in SCHEDULE 3.22(B), to Sellers' knowledge, the Company has made all payments to Persons by check mailed or delivered to such Person's principal place of business or by wire transfer to a bank located in the same jurisdiction as such Person's principal place of business.

          (c) To Sellers' knowledge, each transaction entered into by the Company has been properly and accurately recorded on the books and records of the Company, and each document upon which entries in the Company's books and records are based is complete and accurate in all respects. To Sellers' knowledge, the Company maintains a system of internal accounting controls adequate to insure that the Company maintains no off-the-books accounts and that Company assets are used only in accordance with the Company's management directives.

          (d) The Company has at all times been and acted in compliance with all Laws relating to export control and trade embargoes. No product or service sold or provided by the Company since January 1, 1996 has been, directly or indirectly, sold to or performed on behalf of any country identified by the Office of Foreign Assets Control of the United States Department of the Treasury during such period as being subject to trade sanctions or embargoes, including, without limitation, Cuba, Iraq, Iran, Libya or North Korea.

          (e) The Company has not violated the anti-boycott prohibitions contained in 50 U.S.C. sect. 2401 et seq. or taken any action that can be penalized under Section 999 of the Code. Since January 1, 1996, Seller has not been a Party to, is not a beneficiary under and has not performed any service or sold any product to customers in Bahrain, Iraq, Jordan, Kuwait, Lebanon, Libya, Oman, Quatar, Saudi Arabia, Sudan, Syria, United Arab Emirates or the Republic of Yemen.

          (f) Zengen has complied in all  respects  with its  obligations  under
     Section 10 of the International Distribution Agreement.

     3.23 NO MATERIAL ADVERSE CHANGE. Since September 30, 2001, to the knowledge of Sellers, there has not been any material adverse change in the Business, operations, prospects, assets, results of operations or condition (financial or other) of the Company, and no event has occurred or circumstance exists that may result in a Material Adverse Effect.

     3.24 ABILITY TO COMPLETE. To the best of the knowledge of Sellers, there is no fact or circumstance which does or may adversely affect Sellers' ability to complete the transactions contemplated by this Agreement.

     3.25 BROKERS. No agent, broker or other Person acting on behalf of either Seller or any Affiliate thereof, is or will be entitled to any commission, finder's fee, broker's fee or similar compensation in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Sellers or the Company.

     3.26 DISCLOSURE. To Sellers' knowledge, and taking into account the qualifications of certain of Sellers' representations and warranties in this Agreement as being based on Sellers' knowledge, no representation or warranty of Sellers in this Agreement omits to state a material fact necessary to make the statements herein, in light of the circumstances in which they were made, not misleading. There is no fact (other than matters of a general economic or political nature which do not affect the Company or the Business uniquely) known to Sellers that could have a material adverse effect on the assets, Business, prospects, condition (financial or other) or results of operations of the Company that has not been expressly disclosed in this Agreement.

                                    ARTICLE 4
                     REPRESENTATIONS AND WARRANTIES OF BUYER

     In order to induce Sellers to enter into and consummate the transactions contemplated by this Agreement, Buyer hereby represents and warrants to Sellers, as representations and warranties that are true, accurate and complete as of the date hereof, the following:

     4.1 INCORPORATION AND AUTHORITY OF BUYER. Buyer is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Utah and has all necessary corporate power and authority to enter into this Agreement, to satisfy and perform its covenants and obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery by Buyer of this Agreement, the satisfaction and performance by Buyer of its covenants and obligations hereunder, and the consummation by Buyer of the transactions contemplated hereby have been duly authorized by all requisite corporate action on the part of Buyer. This Agreement has been duly executed and delivered by Buyer, and (assuming due authorization, execution and delivery by Sellers) constitutes the legal, valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms, except to the extent that (i) the availability of equitable remedies is subject to the discretion of applicable judicial authority, and (ii) enforceability may be limited by bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws relating to the rights of creditors generally.

     4.2 NO CONFLICT. The execution, delivery and performance of this Agreement by Buyer do not and will not (i) violate or conflict with the Articles of Incorporation and Bylaws of Buyer or any resolutions adopted by the board of directors of Buyer, or (ii) conflict with or violate any Law or Governmental Order applicable to Buyer.

     4.3 CONSENTS AND APPROVALS. Except for applicable disclosure requirements under the Exchange Act, the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby by Buyer do not and will not require any consent, approval or authorization of any Person or the filing with or notification to any Governmental Authority.

     4.4  BROKERS.  No broker,  finder or  investment  banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Buyer.

     4.5 INVESTMENT PURPOSE IN ACQUIRING ZENSANO INTEREST. Buyer is acquiring the Zensano Interest for its own account for investment purposes only and not with a view to resale or distribution in violation of the Securities Act. Buyer has the requisite investment intent to satisfy Section 4(2) of the Securities Act. Buyer is an "accredited investor" as such term is used in Rule 501 under the Securities Act.

     4.6 ABILITY TO COMPLETE. To the best of the knowledge of Buyer, there is no fact or circumstance which does or may adversely affect Buyer's ability to complete the transactions contemplated by this Agreement, and neither this Agreement nor any other document or certificate delivered by Buyer to Sellers in connection with such transactions contains any untrue, misleading or incomplete statement of fact.

     4.7 NO KNOWLEDGE OF BREACH BY SELLERS OF REPRESENTATION OR WARRANTY. To the knowledge of Buyer, no representation or warranty of Sellers in this Agreement with respect to the Company or the Business is untrue, inaccurate or incomplete.

     4.8 NO AGREEMENT FOR SALE. As of the date hereof, Buyer does not have any agreement, letter of intent or memorandum of understanding with any Person evidencing an agreement for the sale, conveyance, transfer or other disposition of any interest in the Company, its assets or its Intellectual Property Rights, including any license agreement, co-marketing agreement or similar arrangement. Buyer is a party to an engagement letter agreement with Credit Suisse First Boston dated by Buyer September 6, 2001 for the provision by Credit Suisse First Boston to Buyer of, among other things, strategic transaction consulting services, and Buyer, Zengen and the Company are parties to an engagement letter agreement with UBS Warburg, LLC dated by Buyer September 4, 2001 for the provision of agency services in the sale of the Company (of which latter agreement Sellers are aware). However, the Parties agree that neither such letter agreement represents an agreement for any actual sale of any interest in the Company or any other transaction referred to in the first sentence of this
SECTION 4.8.

                                    ARTICLE 5
                                    COVENANTS

     5.1 PUBLIC ANNOUNCEMENTS. The Parties acknowledge that Buyer, as a public company, is subject to various public disclosure obligations and restrictions, including, without limitation, obligations and restrictions under the Exchange Act and the rules and regulations of Nasdaq. Accordingly, no Party (other than Buyer) will make, release, distribute or disseminate in any manner, any public statement (including, without limitation, any statement to the news media or any news wire service) with respect to this Agreement or the transactions contemplated hereunder without the other Party's prior review and approval of the content of such statement, which approval will not be unreasonably withheld.

     5.2 TREATMENT OF CONFIDENTIAL INFORMATION. Following the Closing, Sellers will, and will cause their respective agents, representatives, employees, officers and directors to treat and hold as confidential (and not disclose or provide access to any Person), in a manner consistent with its practices before the date hereof, all information related to the Company and the Business. If either Seller or any agent, representative, employee, officer or director thereof becomes compelled by Law to disclose any such information, Sellers will provide Buyer with prompt written notice of such requirement so that Buyer may seek a protective order or other remedy or waive compliance with this SECTION
5.2. If such a protective order or other remedy is not obtained by or is not available to Buyer, or Buyer waives compliance with this SECTION 5.2, Sellers will ensure that only the minimum portion of such confidential information that is legally required to be disclosed is so disclosed and will use all reasonable efforts to obtain assurances that confidential treatment will be given to such information. Nothing in this SECTION 5.2 will apply to any information that, at the time of disclosure, is in the public domain other than as a result of a breach of any confidentiality covenant or obligation of which the Company or Buyer is the beneficiary.

     5.3 COOPERATION AND EXCHANGE OF INFORMATION. After the Closing, for the applicable statutorily determined periods during which any of Sellers, Buyer or the Company may be subject to review or audit by the Internal Revenue Service or any other taxing Authority, Sellers and Buyer will provide each other with such cooperation and information as any of them may reasonably request of the other(s) in preparing and filing any Tax Return, amended Tax Return or claim for refund, determining a liability for Taxes or a right to a refund of Taxes, participating in or conducting any audit or other proceeding in respect of Taxes. Such cooperation and information will include providing copies of relevant Tax Returns or portions thereof, together with accompanying schedules, related work papers and documents relating to rulings or other determinations by Governmental Authorities. Sellers and Buyer will make their respective directors, officers, employees and representatives available on a basis mutually convenient to the Parties to provide explanations of any documents or information provided pursuant to this SECTION 5.3. Each of Sellers and Buyer will retain all Tax Returns, schedules and work papers, records and other documents in its possession relating to Tax matters of the Company for each tax year first ending after the Closing Date and for all prior tax years until the later of (i) the expiration of the period of limitations for the assessment of Taxes applicable to the relevant taxable years to which such Tax Returns and other documents relate, without regard to extensions (except to the extent notified by the other Party in writing of such extensions for the respective tax years), or (ii) six (6) years following the due date (without extension) for such Tax Returns. Any information obtained under this SECTION 5.3 will be kept confidential in accordance with SECTION 5.2 except as may be otherwise necessary in connection with the filing of Tax Returns or claims for refunds or in conducting an audit or other proceeding.

     5.4 CONVEYANCE TAXES. Sellers will be liable for, and will hold Buyer harmless against, any transfer, stamp, income or capital gains Taxes or other transfer-related fees, charges or assessments of any Governmental Authority which become payable in connection with the transactions contemplated by this Agreement.

     5.5 FURTHER ACTION. Each Party will execute and deliver such documents and instruments and take such further actions and do such further things as any other Party may reasonably request to further and give effect to the transactions contemplated by this Agreement.

     5.6 TERMINATION OF INTERNATIONAL DISTRIBUTION AGREEMENT. Effective as of the time of the Closing, and without further notice by or to any party thereto, the International Distribution Agreement is hereby terminated and of no further force or effect, without payment of any penalty or other amount or the incurring of any other liability or obligation by either party thereto; PROVIDED, however, that such termination will not cancel or limit the respective obligations and liabilities of Buyer and Zengen as they existed before such effective date of termination.

     5.7 CHANGE OF GEL TECH ENTITY NAMES. Before the Closing Date, Sellers will change or cause to be changed the name (including any informal or "doing business as" name) of each entity owned or controlled by either of them or any Affiliate thereof (including, without limitation, Gel-Tech Industries, Inc.) to a name that does not include the words "Gel Tech", "Gel-Tech", "GelTech" or any similar formulation or spelling of such name. After the Closing Date, Sellers will cease, and will cause their respective directors, officers, employees and agents to cease, conducting any business or other activities under any variation of the "Gel Tech" name.

                                    ARTICLE 6
                                 INDEMNIFICATION

     6.1 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. Subject to the limitations and other provisions of this Agreement, the representations and warranties contained in this Agreement will survive the Closing for the duration of the applicable claim periods described in SECTION 6.6. Buyer's right to rely on Sellers' representations and warranties contained herein and to seek indemnification from Sellers under this ARTICLE 6 for any breach thereof will not in any way be affected by Buyer's ownership interest in the Company before the Closing.

     6.2 INDEMNIFICATION BY SELLERS. Sellers hereby jointly and severally agree, subject to the other terms and conditions of this ARTICLE 6, to defend, indemnify and hold harmless Buyer and its Affiliates, and its and their officers, directors, managers, employees, agents, successors and assigns (each a "BUYER INDEMNIFIED PARTY") from and against all liabilities, losses, damages, claims, penalties, fines, costs, interest and expenses (including reasonable attorney's fees and expenses) (collectively, "BUYER LOSSES") actually incurred by any Buyer Indemnified Party arising out of, based on or in connection with
(i) the breach of any representation or warranty of Sellers in this Agreement or in any agreement, document, instrument or certificate executed and delivered by Sellers (or either of them) pursuant hereto; PROVIDED, however, that Sellers' aggregate indemnification liability under this SECTION 6.2 for any and all Buyer Losses arising out of, based on or in connection with any such breach of representation or warranty will not exceed Three Million Dollars ($3,000,000), or (ii) the breach of any covenant or agreement of Sellers in this Agreement or any other agreement, document, instrument or certificate executed and delivered by Sellers (or either of them) pursuant hereto.

     6.3 SUPPLEMENTAL INDEMNIFICATION BY SELLERS. Sellers hereby jointly and severally agree, subject to the other terms and conditions of this ARTICLE 6, to indemnify and reimburse the Buyer Indemnified Parties for forty percent (40%) (but not more than forty percent (40%)) of the aggregate amount of:

          (a) all Buyer Losses that are actually incurred by the Company or any Buyer Indemnified Party in respect of or in connection with any matter (i) for which Sellers have given a representation and warranty in this Agreement that is qualified by knowledge, (ii) where Sellers had no actual knowledge of the matter giving rise to such Buyer Losses, and (iii) where there was no breach by Buyer of its representation and warranty in SECTION 4.7; and

          (b) all other Buyer Losses that are incurred by the Company or any Buyer Indemnified Party relating to or in connection with (i) any action, event or circumstance arising, occurring or accruing before the Closing Date of which neither Sellers nor Buyer had actual knowledge as of the date of this Agreement, or (ii) any action, event or circumstance arising, occurring or accruing before the Closing Date of which Sellers or Buyer did have actual knowledge as of the date of this Agreement but in respect of which neither Sellers nor Buyer had actual knowledge as of the date of this Agreement of the liabilities, losses, damages, claims, penalties, fines, costs, interest and expenses that ultimately arise therefrom;

PROVIDED, however, that Sellers will have no obligation to indemnify and reimburse the Buyer Indemnified Parties (or any of them) for any Buyer Losses arising from or related to product liability claims in respect of the Company's Zicam(TM) products that arise or are threatened after November 26, 2001 if neither Seller had actual knowledge of such claims on or before such date.

     6.4 INDEMNIFICATION BY BUYER. Buyer hereby agrees, subject to the other terms and conditions of this ARTICLE 6, to indemnify and hold harmless Sellers and their Affiliates, and their officers, directors, managers, employees, agents, successors and assigns (each a "SELLER INDEMNIFIED PARTY") from and against all liabilities, losses, damages, claims, penalties, fines, costs, interest and expenses (including reasonable attorney's fees and expenses) (collectively, "SELLER LOSSES") actually incurred by any Seller Indemnified
Party arising out of, based on or in connection with (i) the breach of any representation or warranty of Buyer in this Agreement or in any agreement, document, instrument or certificate executed and delivered by Buyer pursuant hereto, or (ii) the breach of any covenant or agreement of Buyer in this Agreement or any other agreement, document, instrument or certificate executed and delivered by Buyer pursuant hereto.

     6.5 NOTICE OF, DEFENSE AND SETTLEMENT OF ACTIONS.

          (a) Promptly after receipt by a Buyer Indemnified Party or a Seller Indemnified Party, as the case may be (hereinafter collectively referred to as an "INDEMNIFIED PARTY"), of notice by a third party of any complaint or the commencement of any Action with respect to which such Indemnified Party may be entitled to receive payment under this ARTICLE 6 from the other Party(ies) (each such Party being an "INDEMNIFYING PARTY") for any Buyer Losses or Seller Losses (as the case may be), such Indemnified Party will notify the Indemnifying Party within fifteen (15) days after the Indemnified Party's receipt of such complaint or notice of the commencement of such Action; PROVIDED, however, that the failure to so notify the Indemnifying Party will not relieve the Indemnifying Party from any liability under this ARTICLE 6, unless and except to the extent that, the Indemnifying Party can demonstrate that such failure to so notify the Indemnifying Party has resulted in prejudice to the Indemnifying Party's rights and/or defenses otherwise available to the Indemnifying Party with respect to such claim. The Indemnifying Party will have the right, upon written notice delivered to the Indemnified Party within twenty (20) days after the Indemnifying Party's receipt of the Indemnified Party's notice, to assume the defense of such complaint or Action, including the employment of counsel reasonably satisfactory to the Indemnified Party and the payment of the fees and disbursements of such counsel. If, however, the Indemnifying Party declines or fails to assume the defense of the Action or to employ counsel reasonably satisfactory to the Indemnified Party, in either case within such twenty (20) day period, then such Indemnified Party may employ counsel to represent or defend it in any such Action and the Indemnifying Party will pay the reasonable fees and disbursements of such counsel as incurred; PROVIDED, however, that the Indemnifying Party will not be required to pay the fees and disbursements of more than one counsel for all Indemnified Parties in any jurisdiction in any single Action. In any Action with respect to which indemnification is being sought hereunder, the Indemnified Party or the Indemnifying Party, whichever is not assuming the defense of such Action, will have the right to participate in such Action and to retain its own counsel at such Party's own expense. The Indemnifying Party or the Indemnified Party (whichever assumes the defense of such Action) will at all times use reasonable efforts to keep the Indemnifying Party or the Indemnified Party, as the case may be, reasonably apprised of the status of the defense of such Action, and the Indemnified Party and the Indemnifying Party will cooperate with each other in good faith with respect to the defense of any such Action.

          (b) No Indemnified Party may settle or compromise any claim or consent to the entry of any judgment with respect to which indemnification is being sought hereunder without the prior written consent of the Indemnifying Party(ies), unless (i) the Indemnifying Party(ies) fail to assume and maintain the defense of such claim pursuant to SECTION 6.5(B), or (ii) such settlement, compromise or consent expressly includes an unconditional release by all claimants and the Indemnified Party of the Indemnifying Party(ies) from all liability arising out of such claim. An Indemnifying Party may not, without the prior written consent of the Indemnified Party(ies), settle or compromise any claim or consent to the entry of any judgment with respect to which indemnification is being sought hereunder unless such settlement, compromise or consent expressly includes an unconditional release by all claimants and the Indemnifying Party of the

     Indemnified Party(ies) from all liability arising out of such claim and does not contain any equitable order, judgment or term which in any manner affects, restrains or interferes with the business, affairs or assets of the Indemnified Party or any Affiliate of the Indemnified Party(ies).

          (c) If an Indemnified Party claims a right to payment from an Indemnifying Party pursuant to this ARTICLE 6, such Indemnified Party will send written notice of such claim to that Indemnifying Party. Such notice will specify in reasonable detail the basis for such claim and make appropriate references to the applicable provisions of this Agreement. As promptly as possible after the Indemnified Party has given such notice, the Indemnified Party and the Indemnifying Party to which such notice was delivered will establish the merits and amount of such claim (by mutual agreement, litigation, arbitration or otherwise) and, within five (5) Business Days after the final determination of the merits and amount of such claim, the Indemnifying Party(ies) will pay to the Indemnified Party, in immediately available funds, an amount equal to such claim as determined hereunder.

     6.6 CLAIMS THRESHOLD. An Indemnified Party may not assert any claim for Indemnification against the Indemnifying Party(ies) under this ARTICLE 6 until the value of the Indemnified Party's claim, alone or coupled with the past or present claims of such Indemnified Party or other Indemnified Parties, exceeds Twenty-Five Thousand Dollars ($25,000) in the aggregate; PROVIDED, however, that once such threshold amount is exceeded, such threshold amount will be included in the Indemnified Party's(ies') claims, and will not represent a deductible from such claims.

     6.7 LIMIT ON LIABILITY OF INDEMNIFYING PARTY(IES). The Indemnifying Party's(ies') aggregate liability for indemnification claims under this ARTICLE 6 will be limited to the aggregate amount outstanding and unpaid by Buyer under the Promissory Note as of the date on which any such claim is first made by an Indemnified Party against the Indemnifying Party(ies); PROVIDED, however, no such limit on the Indemnifying Party's(ies') liability will apply to any claim based on fraud or willful misconduct.

     6.8 CLAIM PERIOD; SURVIVAL. No claim for indemnification under this ARTICLE 6 may be asserted by any Indemnified Party after November 30, 2003, being the date on which Buyer's final payment obligations under the Promissory Note are due and payable. Notwithstanding the foregoing sentence, all claims for indemnification made under this ARTICLE 6 which satisfy the threshold requirements provided in SECTION 6.6 and for which proper notification of the Indemnifying Party(ies) has been made by an Indemnified Party before the close of business on November 30, 2003 will survive the expiration of such claim period and will remain a basis for indemnification hereunder until such claim is finally resolved or disposed of in accordance with the terms of this Agreement.

     6.9 LIMITATION ON INDEMNITY AWARD. In no event will an Indemnifying Party be liable hereunder to indemnify an Indemnified Party for any indirect, incidental, special, consequential or punitive damages claimed against an Indemnifying Party, including, without limitation, damages in respect of loss of profits or business opportunity, suffered or incurred by the Indemnified Party, whether such claim is made in contract or tort; PROVIDED, however, that (i) the limitation set forth in this SECTION 6.9 will not apply to any claim based on fraud or willful misconduct, and (ii) any indirect, incidental, special, consequential or punitive damages paid or required to be paid by an Indemnified Party to a third party may be included in any Indemnification claim by that Indemnified Party as a claim for direct damages and such claim will be payable by the Indemnifying Party(ies), subject to the other provisions of this ARTICLE 6.

     6.10 BUYER SET-OFF AGAINST FUTURE PAYMENT OBLIGATIONS.

          (a) Notwithstanding any other provision of this Agreement, Buyer may withhold and set-off any amount payable by it to Sellers under any of SECTIONS 2.2(B), 2.2(C), 2.3 through 2.5, inclusive or SECTION 2.7 against any amounts payable by Sellers (or either of them) to any Buyer Indemnified Party pursuant to a valid indemnity claim made under this ARTICLE 6 or any other claim for damages validly made by Buyer against Sellers (or either of them), which set-off amount (a "SET-OFF AMOUNT") will be determined in accordance with this SECTION 6.10. Buyer may not withhold and set-off from amounts payable by it under this Agreement and the Promissory Note any amount greater than the Set-Off Amount, and Buyer will pay all amounts payable by it under this Agreement and the Promissory Note, in accordance with the terms hereof and thereof, that exceed any Set-Off Amount.

          (b) In order to exercise its rights under this SECTION 6.10, Buyer must deliver written notice of such exercise (a "SET-OFF NOTICE") to Sellers setting out in reasonable detail the grounds on which Buyer is claiming such set-off, including (i) the factual basis of Buyer's claim against Sellers, (ii) the provisions of this Agreement, if any, to which such claim applies or in respect of which such claim is made, and (iii) Buyer's reasonable estimate of the dollar value of such claim, if such an estimate is determinable. The Set-Off Notice may be combined with any notice given by Buyer under SECTION 6.5(C). Buyer and Sellers will meet or correspond as soon as reasonably practicable after delivery by Buyer of a Set-Off Notice and will use reasonable efforts to negotiate a settlement or other resolution of Buyer's claim. If Buyer and Sellers are unable to resolve Buyer's claim, the Parties will use reasonable efforts to negotiate an agreed-upon Set-Off Amount. If Buyer and Sellers are unable to determine the Set-Off Amount within thirty (30) days after delivery to Sellers of the applicable Set-Off Notice and Buyer's claim for set-off exceeds Seven Hundred and Fifty Thousand Dollars ($750,000), any Party may seek to have such matter resolved by arbitration or other legal proceeding, in the manner provided by SECTION 6.10(C). Buyer and Sellers acknowledge and agree that while the validity of Buyer's claim against Sellers (or either of them), including any corresponding set-off claim, may be determined judicially in accordance with SECTION 7.9, Buyer need not wait for such judicial determination before invoking its set-off rights under this
     SECTION 6.10.

          (c) Any dispute relating to the determination of any Set-Off Amount as described in SECTION 6.10(B) shall be settled and determined as follows:

               (i) If the Set-Off Amount claimed by Buyer is less than Seven Hundred and Fifty Thousand Dollars ($750,000), the dispute as to the Set-Off Amount will be determined through the state or federal Courts of Maricopa County in the State of Arizona.

               (ii) If the Set-Off Amount claimed by Buyer is equal to or greater than Seven Hundred and Fifty Thousand Dollars ($750,000), the dispute as to the Set-Off Amount will be determined by arbitration in Phoenix Arizona before a single arbitrator appointed jointly by Buyer and Zengen (acting reasonably) pursuant to the commercial arbitration rules of the American Arbitration Association in effect at the time. The Parties agree that any Person who has a financial interest in the dispute or who is an officer, agent, attorney or employee of any such Person or is "related to or affiliated with" any such Person may be appointed as an arbitrator in the dispute. Any such arbitration will be limited to the determination of such Set-Off Amount and will not adjudicate the validity of the actual claim(s) of Buyer on which such Set-Off Amount is based or any other matter.

               (iii) The determination by an arbitrator or Maricopa County federal or state court of the Set-Off Amount will be final and binding on the Parties. Each Party agrees to pay its own costs and expenses of arbitration or other court proceedings, including the fees and expenses of its own legal counsel, experts and evidence. However, the Parties will share equally the administrative and hearing costs and arbitrator's fees of any arbitration proceeding.

                                    ARTICLE 7
                                  MISCELLANEOUS

     7.1 ENTIRE AGREEMENT. This Agreement constitutes the entire, final and complete agreement among the Parties with respect to the subject matter hereof and supersedes all prior agreements, representations, negotiations, communications and understandings, whether written or oral, between or among any of the Parties with respect to the subject matter hereof, including, without limitation, the Memorandum of Understanding dated October 26, 2001 among the Parties. No Party will be bound by or liable for any statement, representation, promise, inducement, or understanding of any kind whatsoever not expressly set forth in this Agreement or in an agreement entered into pursuant hereto.

     7.2 NO WAIVER, DISCHARGE. The failure of any Party to enforce at any time any provision of this Agreement, including the election of such Party to proceed with the Closing despite a failure of any condition to such Party's closing obligations to occur, will in no way be construed to be a waiver of any such provision, nor in any way to affect the validity of this Agreement or any part hereof or the right of such Party thereafter to enforce each and every such provision. No waiver of any breach of this Agreement will be held to be a waiver of any other or subsequent breach.

     7.3 JOINT PREPARATION; INTERPRETATION. This Agreement will be considered for all purposes as having been prepared through the joint efforts of the Parties. No presumption will apply in favor of any Party in the interpretation of this Agreement or in the resolution of any ambiguity of any provision hereof based on the preparation, substitution, submission or other event of negotiation, drafting or execution hereof. The Parties acknowledge that the Schedules to this Agreement were prepared jointly by Buyer and Sellers.

     7.4 MODIFICATION AND AMENDMENT. This Agreement may not be modified or amended except by an instrument in writing executed by authorized representative of each Party.

     7.5 NOTICES. Except as otherwise provided in this Agreement, any notice, communication or other document required or permitted to be given or delivered hereunder must be in writing and delivered by hand (including delivery by commercial courier service), by registered or certified U.S. mail (postage prepaid, return receipt requested) or electronic facsimile transmission to the applicable address(es) specified below:

     if to Zengen or Zensano, to:

          Zengen, Inc.
          21800 Oxnard Street, Suite 980
          Woodland Hills, California 91367
          Attention: Matthew C. Lipton
          Fax: (818) 884-5988

     with a copy to:

          Morgan, Lewis & Bockius LLP
          300 South Grand Avenue, Suite 2200
          Los Angeles, California
          90071-31323
          Attention: Matthew Burns
          Fax: (213) 612-2554

     if to Buyer, to:

          Gum Tech International, Inc.
          2375 East Camelback Road, Suite 500
          Phoenix, Arizona 85016
          Attention: President
          Fax: (602) 387-4112

     with a copy to:

          Snell & Wilmer L.L.P.
          One Arizona Center
          400 E. Van Buren Street
          Phoenix, Arizona 85004
          Attention: Samuel C. Cowley
          Fax: (602) 382-6070

     Any notice which requires action or response by the receiving Party within a contractually or statutorily defined time must reference the contract or statutory provision relied upon and must identify the date on or before which such action or response is required. Any notice which requires action or response in less than thirty (30) days must be served both by same-day or overnight courier and electronic facsimile transmission: Any Party may change its mailing address by notice to all other Parties given in the manner herein prescribed. Any notice, communication or document delivered pursuant to the provisions hereof will be deemed to have been delivered, if mailed, upon the earlier of (i) actual receipt by the addressee, (ii) the date shown on the return receipt of such mailing, or (iii) three (3) Business Days after deposit in the mail. Any notice, communication or document delivered by hand (including commercial courier service) will be deemed to have been delivered upon the earlier of (i) actual receipt by the addressee, and (ii) the first Business Day after deposit of such notice, communication or document with such courier service. Any notice, communication or document delivered by electronic facsimile will be deemed to have been delivered when sent (provided that a transmission record is maintained by the sending Party), so long as it was received during the receiving Party's normal working hours (8:00 a.m. to 5:00 p.m. local time) on a Business Day, and otherwise such delivery will be deemed to be made as of the next succeeding Business Day.

     7.6 EXPENSES. Each Party will be responsible for and will pay its own legal, accounting and other professional fees, and other costs and expenses incurred by such Party in connection with the negotiation and preparation of this Agreement and the consummation of the transactions contemplated hereby.

     7.7 DATES AND TIMES. Dates and times set forth in this Agreement for the performance of the Parties' respective obligations will be strictly construed, time being of the essence of this Agreement. All provisions in this Agreement which specify or provide a method to compute a number of days for the performance, delivery, completion or observance by a Party of any action, covenant, agreement, obligation or notice hereunder will mean and refer to calendar days, unless otherwise expressly provided. If the date specified or computed under this Agreement for the performance, delivery, completion or observance of a covenant, agreement, obligation or notice by any Party, or for the occurrence of any event provided for herein, is a day other than a Business Day, then the date for such performance, delivery, completion, observance or occurrence will automatically be extended to the next Business Day following such date.

     7.8 GOVERNING LAW. This Agreement will be governed by and interpreted in accordance with the laws of the State of Arizona, including all matters of construction, validity, performance and enforcement, without giving effect to principles of conflict of laws.

     7.9 FORUM FOR DISPUTES. All disputes arising out of, with respect to or in connection with this Agreement or any of the agreements, instruments and other documents entered into or delivered in connection herewith or any of the transactions contemplated hereby will be instituted and maintained only in the state or federal courts of Maricopa County in the State of Arizona.

     7.10 SPECIFIC PERFORMANCE. The Parties acknowledge that the rights of each Party to consummate the transactions contemplated by this Agreement are special, unique and of extraordinary character, and that if any Party violates or fails or refuses to perform any covenant or agreement made by it herein, a non-breaching Party may be without an adequate remedy at law. Accordingly, each Party agrees that if any Party violates or fails or refuses to perform any covenant or agreement made by such Party herein, any non-breaching Party may, in addition to any remedies it may have at law or in equity for damages or other relief, institute and prosecute an action to enforce specific performance of such covenant or agreement or seek any other equitable relief.

     7.11 SUCCESSORS AND ASSIGNS. This Agreement will be binding upon and inure to the benefit of the Parties and their successors and permitted assigns; PROVIDED, however, that no Party may assign its rights or delegate its obligations under this Agreement, in whole or in part, without the prior written consent of each other Party, which consent will not be unreasonably withheld. Notwithstanding any of the foregoing, Buyer may assign its rights and delegate its obligations hereunder to a wholly-owned subsidiary without Sellers' consent, provided that such assignment and delegation will not relieve Buyer of its obligations hereunder.

     7.12 THIRD PARTY BENEFIT. Nothing in this Agreement, express or implied, will confer on any Person other than the Parties or their respective successors and permitted assigns, any right, remedy, obligation or liability under or by reason of this Agreement.

     7.13 SEVERABILITY. If any provision of this Agreement, or the application of any such provision to any Person or circumstance, is held to be unenforceable or invalid under any applicable Law or pursuant to any Governmental Order, the Parties will negotiate an equitable adjustment to the provisions of this Agreement with the view to effecting, to the greatest extent possible, the original purpose and intent of this Agreement, and in any event, the validity and enforceability of the remaining provisions of this Agreement will not be affected thereby.

     7.14 COUNTERPARTS. This Agreement may be executed, in original form or by electronic facsimile signature, and delivered in any number of counterparts, each of which will be deemed as original and all of which together will constitute one and the same instrument.

                (REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK)

     IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be executed as of the date first above written.


ZENGEN, INC.

By:
   ------------------------------------
Name:
     ----------------------------------
Title:
      ---------------------------------


ZENSANO, INC.

By:
   ------------------------------------
Name:
     ----------------------------------
Title:
      ---------------------------------


GUM TECH INTERNATIONAL, INC.

By:
   ------------------------------------
Name:
     ----------------------------------
Title:
      ---------------------------------